UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 21, 2009

CHINA BIO-IMMUNITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51760	20-2815911
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 36 ShengMing 2nd Road DD Port, Dalian People’s Republic of China, 116620
(Address of principal executive offices)

Registrant’s telephone number, including area code:  86 411 87407598

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)(1)

On April 21, 2009, China Bio-Immunity Corporation (the “Registrant”) received confirmation from the firm of Weinberg & Company, P.A., Certified Public Accountants (“Weinberg”), that Weinberg had resigned as the Registrant’s principal independent accountant. Accordingly, Weinberg will not be completing an audit of the Registrant’s financial statements for the fiscal year ended December 31, 2008.

Due to the fact that Weinberg was engaged as the Registrant’s principal accountant on October 9, 2008, during the past two years Weinberg did not issue any report relating to the Registrant’s financial statements.  During the Registrant's past two fiscal years and any subsequent interim period up to and including the date the client-auditor relationship ceased, there have been no disagreements with Weinberg, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused them to make reference thereto in their report on the financial statements for such periods.

On April 24, 2009, the Registrant provided a draft copy of this report on Form 8-K to Weinberg, requesting their comments on the information contained therein.   The responsive letter from Weinberg is herewith filed as an exhibit to this current report on Form 8-K.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(c)

Exhibit 16.1 - Responsive Letter from Weinberg & Company, P.A., Certified Public Accountants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIO-IMMUNITY CORPORATION

Date: April 24, 2009

/s/ Lixin Zhou

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By:  Lixin Zhou
Its:   Interim Chief Executive Officer